UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2019

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

2-38960	Spire Alabama Inc. 2101 6th Avenue North Birmingham, AL 35203 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2019, Spire Alabama Inc. (“Company”), a wholly owned subsidiary of Spire Inc., entered into the Second Supplement to Master Note Purchase Agreement, dated as of January 15, 2019 (the “Second Supplement”) among the Company and certain institutional investors (“Note Purchasers”). Pursuant to the terms of the Second Supplement, on January 15, 2019, the Company issued and sold $90 million in aggregate principal amount of its 4.64% Series 2019A Senior Notes due January 15, 2049 (“Series 2019A Notes”) to Note Purchasers. The Series 2019A Notes are referred to herein as the “Notes.” The Second Supplement provided that the Company would issue and sell the Notes in a private placement exempt from registration under the Securities Act of 1933, as amended.

The Series 2019A Notes will bear interest at the rate of 4.64% per annum from the date of issuance, payable semi-annually on the 15th day of July and January of each year, commencing on July 15, 2019. The Notes are senior unsecured obligations of the Company and rank equal in right to payment with all other senior unsecured indebtedness of the Company. The Company will use the proceeds from the sale of the Notes for general corporate purposes.

Under the Master Note Purchase Agreement dated June 5, 2015 (the “Master Note Purchase Agreement”), the Company may at its option prepay at any time all, or from time to time any part of, any series of the Notes (or tranche of the Notes) in an amount not less than 5% of the original aggregate principal amount of such series of the Notes (or tranche of the Notes) to be repaid in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus a “make-whole amount” determined for the prepayment date with respect to such principal amount. The make-whole amount is an amount equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the principal amount of the series of the Notes (or tranche of the Notes) to be prepaid over the principal amount of such series of the Notes (or tranche of the Notes), with the discounted value based on a discount factor equal to 0.50% over the yield to maturity of U.S. Treasury securities having a remaining average life comparable to the principal amount to be prepaid. The Company is required to offer to repay the Notes at par upon a “change in control” (as that term is defined in the Master Note Purchase Agreement).

The Company may also, at its option, issue one or more additional series of notes pursuant to the Master Note Purchase Agreement, provided the aggregate principal amount of all notes issued pursuant to the Master Note Purchase Agreement (including the Notes) does not exceed $1 billion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

4.1	Second Supplement to Master Note Purchase Agreement, dated as of January 15, 2019, among Spire Alabama Inc. and certain institutional investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Spire Alabama Inc.

Date: January 21, 2019	By:	/s/ Steven P. Rasche
Steven P. Rasche, Chief Financial Officer